UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 12, 2006
Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23644	95-2848406
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

380 Madison Avenue New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 588-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                               Other Events

This current report is being filed to correct a filing issue associated with Investment Technology Group, Inc.’s (“ITG’s”) current and periodic reports filed with the Securities and Exchange Commission (“SEC”).

In April of 1999, ITG spun-off from its former parent company, Jefferies Group Inc., in a series of transactions.  Following the spin-off, ITG continued its businesses as the corporate entity that was originally Jefferies Group Inc., but re-named Investment Technology Group, Inc.

Since this time, however, ITG has continued to file all current and periodic reports on the SEC’s EDGAR system under the EDGAR CIK number (0000920424) assigned to the corporate entity that was ITG prior to the spin-off.

Accordingly, ITG is filing this Current Report on Form 8-K to cause the generation of a new Securities Exchange Act of 1934 reporting company number for ITG, which will be included on all subsequent ITG SEC filings.  Under this approach, ITG will continue to file all of its current and periodic reports under ITG’s original CIK number - - in this way all historical and future ITG filings will continue to be available under the same company identifier on the SEC’s EDGAR website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Dated: January 12, 2006	By:	/s/ Howard C. Naphtali
Howard C. Naphtali
Managing Director, Chief Financial Officer, and
Duly Authorized Signatory of Registrant